                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                      Date of Report -- February 12, 1998


                     ROCHESTER GAS AND ELECTRIC CORPORATION
               (Exact name of registrant as specified in charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                                     1-672
                            (Commission File Number)


                                   16-0612110
                       (IRS Employer Identification No.)


                   89 EAST AVENUE, ROCHESTER, NEW YORK  14649
             (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (716) 546-2700
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ITEM 5.   OTHER EVENTS


     With respect to the litigation previously described in the Company's 1997 Annual Report to Shareholders and its report on Form 10-K relating to the Power Purchase Agreement ("PPA") with Kamine/Besicorp Allegany L.P. and the related antitrust litigation brought against the Company by General Electric Capital Corporation, a tentative settlement agreement has been reached under which all such litigation would be dismissed and the PPA would be terminated.

     The terms of the tentative settlement must be finalized in a Global Settlement Agreement and receive the approval of the New York Public Service Commission ("PSC")and the U.S. Bankruptcy Court in Newark, N.J. where Kamine is currently a debtor in a Chapter 11 case. The Company has offered as part of the settlement to purchase the 65-megawatt, gas-fired plant, which will be sold in the bankruptcy proceeding.

     The Company does not expect the terms of the settlement to have any material effect on its earnings. The Amended and Restated Settlement Agreement dated October 23, 1997 in the Competitive Opportunities Proceeding, which was approved by the PSC by Order dated January 14, 1998, contains provisions which would accommodate the tentative settlement and, assuming approval of the settlement by the PSC, its overall cost would eventually be recovered in the rates for utility service.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:  See Exhibit Index below.



                                 EXHIBIT INDEX
                                 -------------


Exhibit No.            Description
-----------            -----------

None.



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                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ROCHESTER GAS AND ELECTRIC CORPORATION
                                      (Registrant)



Date: February 12, 1998               By:        /s/ J. B. Stokes
                                         -------------------------------
                                                 J. Burt Stokes
                                             Senior Vice President,
                                             Corporate Services and
                                            Chief Financial Officer



Date: February 12, 1998               By:      /s/ William J. Reddy
                                         --------------------------------
                                                 William J. Reddy
                                                    Controller



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